UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)  At the annual meeting of shareholders (the “Annual Meeting”) of Sterling Bancorp, Inc. (the “Company”) held on May 15, 2018, shareholders (i) elected three director nominees to the Company’s board of directors to serve three-year terms, and (ii) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered accounting firm for the year ending December 31, 2018.

The proposals are described in detail in the Company’s definitive proxy statement filed on April 18, 2018 with the Securities and Exchange Commission.

A total of 51,049,909 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 96.38% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b)  The results of the voting are shown below.

Proposal 1—Election of Directors

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Barry Allen	46,298,062	4,035,117	716,730
Jon Fox	45,733,737	4,599,442	716,730
Lyle Wolberg	48,452,598	1,880,581	716,730

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2018

Votes For	Votes Against	Votes Abstain
50,983,835	61,231	4,843

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP, INC.

Dated: May 17, 2018

	By:	/s/ THOMAS LOPP
Thomas Lopp
President, Chief Operations Officer and Chief Financial Officer

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